Exhibit 99.1

Paylocity Announces Second Quarter Fiscal Year 2015 Financial Results

•                  Q2 2015 Total Revenue of $34.3 million, up 44% year-over-year

•                  Recurring Revenue of $32.4 million, up 44% year-over-year

Arlington Heights, IL. — February 5, 2015 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the second quarter of fiscal year 2015, which ended December 31, 2014.

“Our second quarter was very strong across all key metrics, including total revenue growth of 44%.  We continue to see strong demand for our unified payroll and HCM platform, and we were pleased with the activity level and productivity of the salesforce leading into the last half of our fiscal year,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “Our sustained investment in R&D continues to yield positive results as our mobile apps are gaining momentum, exceeding 100,000 lifetime downloads and averaging more than 10,000 unique users per day.”

Second Quarter Fiscal Year 2015 Financial Highlights

Revenue:

•                  Total revenue was $34.3 million, an increase of 44% from the second quarter of fiscal year 2014.  Due to the calendar year-end holiday schedule, a number of clients processed an extra payroll in December, which we estimate resulted in a 2% increase in total revenue in the quarter.

•                  Total recurring revenue was $32.4 million, representing 95% of total revenue and an increase of 44% from the second quarter of fiscal year 2014.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was ($0.2) million compared to Adjusted EBITDA of ($0.7) million in the second quarter of fiscal year 2014.

Operating Loss:

•                  Non-GAAP operating loss was ($2.6) million, compared to non-GAAP operating loss of ($2.2) million in the second quarter of fiscal year 2014.

•                  GAAP operating loss was ($6.5) million, compared to an operating loss of ($2.4) million in the second quarter of fiscal year 2014.

Net Loss:

•                  Non-GAAP net loss was ($2.3) million, compared to non-GAAP net loss of ($1.4) million for the second quarter of fiscal year 2014. Non-GAAP net loss per share was ($0.05) for the second quarter of fiscal year 2015, based on 49.8 million basic and diluted weighted average common shares outstanding. On a pro forma basis, assuming conversion of all outstanding preferred shares as of July 1, 2013, non-GAAP net loss per share was ($0.03) for the second quarter of fiscal year 2014, based on 43.9 million basic and diluted weighted average common shares outstanding.

•                  GAAP net loss was ($6.4) million, compared to a GAAP net loss of ($1.5) million for the second quarter of fiscal year 2014. Net loss per share was ($0.13) for the second quarter of fiscal year 2015, based on 49.8 million basic and diluted weighted average common shares outstanding. On a pro forma basis assuming conversion of all outstanding preferred shares as of July 1, 2013, net loss per share was ($0.03) for the second quarter of fiscal year 2014, based on 43.9 million basic and diluted weighted average common shares outstanding.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $89.5 million at the end of the quarter.  During the quarter, the company issued and sold 750 thousand shares of common stock at $26.25 per share raising net proceeds of $18.4 million.

•                  Cash flow from operations for the second quarter of fiscal year 2015 was $1.0 million compared to $0.6 million for the second quarter of fiscal year 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 5, 2015, Paylocity is issuing guidance for the third quarter and full fiscal year 2015 as indicated below. Note, guidance for the third quarter reflects an estimated 2% revenue shift into the second quarter due to the calendar year-end holiday schedule, which resulted in a number of clients processing an extra payroll in December.

Third Quarter 2015:

•                  Total revenue is expected to be in the range of $44.0 million to $45.0 million.

•                  Adjusted EBITDA is expected to be in the range of $4.0 million to $5.0 million.

•                  Non-GAAP net income is expected to be in the range of $2.0 million to $3.0 million, or $0.04 to $0.06 per share, based on approximately 52.1 million diluted weighted average common shares outstanding.

Fiscal Year 2015:

•                  Total revenue is expected to be in the range of $146.0 million to $148.0 million.

•                  Adjusted EBITDA is expected to be in the range of $3.5 million to $4.5 million.

•                  Non-GAAP net loss is expected to be in the range of ($5.0) million to ($4.0) million, or ($0.10) to ($0.08) per share, based on approximately 50.1 million basic and diluted weighted average common shares outstanding.

Conference Call Details

Paylocity will host a conference call to discuss its second quarter results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 65692862. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted for stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized research and development costs. Non-GAAP operating income (loss) is adjusted for stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted for stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of acquired intangibles. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry; changes in the competitive environment in Paylocity’s industry and the market in which it operates; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 22, 2014.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

 Unaudited Consolidated Balance Sheets

 (in thousands, except share and per share data)

	June 30,	December 31,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$78,848	$89,480
Accounts receivable, net	756	1,030
Prepaid expenses and other	2,694	2,978
Deferred income tax assets, net	706	684

Total current assets before funds held for clients	83,004	94,172
Funds held for clients	417,261	858,139

Total current assets	500,265	952,311
Long-term prepaid expenses	313	222
Capitalized software, net	5,093	5,704
Property and equipment, net	13,125	15,216
Intangible assets, net	6,320	5,940
Goodwill	3,035	3,035

Total assets	$528,151	$982,428

Liabilities and Stockholders’ Equity

Current liabilities:

Accounts payable	$2,133	$3,373
Taxes payable	5	19
Consideration related to acquisition	2,985	400
Accrued expenses	10,744	11,720

Total current liabilities before client fund obligations	15,867	15,512
Client fund obligations	417,261	858,139

Total current liabilities	433,128	873,651
Deferred rent	3,175	2.905
Deferred income tax liabilities, net	714	731

Total liabilities	$437,017	$877,287
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2014 and December 31, 2014	—	—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, and December 31, 2014, 49,564 shares issued and outstanding at June 30, 2014; and 50,487 shares issued and outstanding at December 31, 2014	50	50
Additional paid-in capital	125,255	150,557
Accumulated deficit	(34,171)	(45,466)
Total stockholders’ equity	$91,134	$105,141
Total liabilities and stockholders’ equity	$528,151	$982,428

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations

 (in thousands, except per share data)

	Three months ended December 31,		Six months ended December 31,
	2013	2014	2013	2014
Revenues:
Recurring fees	$22,145	$32,055	$42,883	$61,197
Interest income on funds held for clients	378	390	731	753

Total recurring revenues	22,523	32,445	43,614	61,950
Implementation services and other	1,382	1,868	2,660	3,472

Total revenues	23,905	34,313	46,274	65,422
Cost of revenues:
Recurring revenues	9,081	11,953	17,074	22,010
Implementation services and other	4,237	6,093	7,991	11,488

Total cost of revenues	13,318	18,046	25,065	33,498
Gross profit	10,587	16,267	21,209	31,924
Operating expenses:
Sales and marketing	5,423	9,401	10,612	18,479
Research and development	2,347	5,271	4,303	9,298
General and administrative	5,228	8,061	9,139	15,509

Total operating expenses	12,998	22,733	24,054	43,286
Operating loss	(2,411)	(6,466)	(2,845)	(11,362)
Other income (expense)	22	80	50	129

Loss before income taxes	(2,389)	(6,386)	(2,795)	(11,233)
Income tax (benefit) expense	(877)	34	(1,239)	62

Net loss	$(1,512)	$(6,420)	$(1,556)	$(11,295)

Net loss attributable to common stockholders	$(2,293)	$(6,420)	$(3,118)	$(11,295)

Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.13)	$(0.10)	$(0.23)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	31,988	49,775	31,988	49,670

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended December 31,		Six months ended December 31,
	2013	2014	2013	2014
Cost of revenue - recurring	$—	$466	$—	$814
Cost of revenue - implementation services and other	—	388	—	679
Sales and marketing	—	910	—	1,794
Research and development	—	850	—	1,385
General and administrative	168	1,301	349	2,526
Total	$168	$3,915	$349	7,198

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

 (in thousands)

	Six Months Ended December 31,
	2013	2014
Cash flows provided by operating activities:

Net loss	$(1,556)	$(11,295)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	349	7,137
Depreciation and amortization	2,924	4,160
Deferred income tax (benefit) expense	(1,239)	39
Provision for doubtful accounts	6	71
Loss on disposal of equipment	—	42
Changes in operating assets and liabilities:
Accounts receivable	50	(345)
Prepaid expenses	(715)	(193)
Trade accounts payable	778	697
Accrued expenses	295	536
Net cash provided by operating activities	892	849

Cash flows from investing activities:
Capitalized internally developed software costs	(1,859)	(1,579)
Purchases of property and equipment	(2,787)	(4,165)
Payments for acquisition	—	(2,585)
Net change in funds held for clients	(135,858)	(440,878)
Net cash used in investing activities	(140,504)	(449,207)

Cash flows from financing activities:
Net change in client funds obligation	135,858	440,878
Proceeds from follow-on offering, net of cash paid for issuance costs	—	18,716
Payments on initial public offering costs	(698)	(75)
Proceeds from exercise of stock options	—	181
Proceeds from employee stock purchase plan	—	670
Taxes paid related to net share settlement of equity awards	—	(1,380)
Principal payments on long-term debt	(313)	—
Net cash provided by financing activities	134,847	458,990
Net Change in Cash and Cash Equivalents	(4,765)	10,632
Cash and Cash Equivalents—Beginning of Year	7,594	78,848
Cash and Cash Equivalents—End of Year	$2,829	$89,480
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowance received from landlord	$580	—
Deferred offering costs included in accounts payable	$863	—
Unpaid follow-on offering costs included in accrued expenses	—	$332
Purchase of property and equipment, accrued but not paid	$759	$1,366
Supplemental disclosure of cash flow information
Cash paid for income taxes	$195	$26
Cash paid for interest	$48	—

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$10,587	$16,267	$21,209	$31,924
Amortization of capitalized research and development costs	624	685	1,229	1,278
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	—	854	—	1,493
Adjusted gross profit	$11,211	$17,806	$22,438	$34,695

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$22,523	$32,445	$43,614	$61,950
Cost of recurring revenues	9,081	11,953	17,074	22,010
Recurring gross profit	13,442	20,492	26,540	39,940
Amortization of capitalized research and development costs	624	685	1,229	1,278
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	—	466	—	814
Adjusted recurring gross profit	$14,066	$21,643	$27,769	$42,032

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(1,512)	$(6,420)	$(1,556)	$(11,295)
Interest expense	23	—	45	—
Income tax (benefit) expense	(877)	34	(1,239)	62
Depreciation and amortization	1,533	2,229	2,924	4,160
EBITDA	(833)	(4,157)	174	(7,073)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	168	3,915	349	7,198
Adjusted EBITDA	$(665)	$(242)	$523	$125

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Reconciliation from operating loss to non-GAAP operating loss:
Operating loss	$(2,411)	$(6,466)	$(2,845)	$(11,362)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	168	3,915	349	7,198
Non-GAAP operating loss	$(2,243)	$(2,551)	$(2,496)	$(4,164)

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Reconciliation from net loss to non-GAAP net loss:
Net loss	$(1,512)	$(6,420)	$(1,556)	$(11,295)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	102	3,915	213	7,198
Amortization of acquired intangibles	—	190	—	380
Non-GAAP net loss	$(1,410)	$(2,315)	$(1,343)	$(3,717)

	Three months Ended December 31,		Six months Ended December 31,
	2013	2014	2013	2014
Calculation of non-GAAP net loss per share:
Non-GAAP net loss	$(1,410)	$(2,315)	$(1,343)	$(3,717)
Pro forma weighted average number of shares of common stock	43,921	49,775	43,921	49,670
Non-GAAP net loss per share	$(0.03)	$(0.05)	$(0.03)	$(0.07)